UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2019
BBVA USA Bancshares, Inc.
(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-55106 (Commission File Number)	20-8948381 (IRS Employer Identification No.)

2200 Post Oak Blvd. Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(205) 297-3000 (Registrant's telephone number, including area code) Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01 Other Events.
On August 27, 2019, BBVA USA (the “Bank”), a wholly-owned subsidiary of BBVA USA Bancshares, Inc. (the “Company”), closed the sale of $600 million aggregate principal amount of its 2.500% unsecured senior notes due 2024. The notes were offered pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(2) of the Securities Act, in connection with a Global Bank Note Program under which the Bank may from time to time issue senior notes due seven days or more from the date of issue and subordinated notes due five years or more from the date of issue.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Other Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release of the Company dated August 27, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBVA USA Bancshares, Inc.
By:	/s/ Jonathan W. Pennington
Name:	Jonathan W. Pennington
Title:	Executive Vice President and Controller
Date: August 27, 2019